Exhibit 99.1
For Immediate Release
Contact at Neurocrine Biosciences:
Elizabeth Foster
(858) 617-7600
NEUROCRINE ANNOUNCES PDUFA ACTION DATE OF DECEMBER 12, 2007
FOR INDIPLON CAPSULES
San Diego, CA, August 21, 2007 — Neurocrine Biosciences, Inc. (NASDAQ:NBIX) announced today that the Company has received notification today that the U.S. Food and Drug Administration (FDA) has accepted the Company’s resubmission of its New Drug Application (NDA) for indiplon 5 mg and 10 mg capsules for the treatment of insomnia and has set a PDUFA action date of December 12, 2007.
Neurocrine Biosciences, Inc. is a product-based biopharmaceutical company focused on neurological and endocrine diseases and disorders. The product candidates address some of the largest pharmaceutical markets in the world including insomnia, anxiety, depression, endometriosis, irritable bowel syndrome, pain, and diabetes. Indiplon was licensed from DOV Pharmaceutical in 1998. Neurocrine Biosciences, Inc. news releases are available through the Company’s website via the Internet at http://www.neurocrine.com
In addition to historical facts, this press release may contain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with Neurocrine’s business and finances in general as well as, risk and uncertainties associated with the Company’s indiplon program and planned commercialization activities, including but not limited to; risk that regulatory authorities may find our resubmission of the indiplon capsule NDA incomplete or insufficient or otherwise unapprovable or that approval may be delayed; risk that following approval of indiplon capsules, commercialization may be delayed for any of a number of reasons including market conditions and product supply; risk that we will not be able to independently commercialize indiplon capsules or find a marketing partner on reasonable terms or at all; risk that the indiplon capsule labeling granted by regulatory authorities may limit the commercial success of indiplon capsules; and risk relating to market acceptance of indiplon capsules following marketing approval; in addition to the other risks described in the Company’s report on Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter ended June 30, 2007. Neurocrine undertakes no obligation to update the statements contained in this press release after the date hereof.
###